Exhibit 10.2

RIGHT OF FIRST REFUSAL

THIS RIGHT OF FIRST REFUSAL AGREEMENT (the “Agreement”) is made as of August 24, 2007, by and among IA Global, Inc., a Delaware corporation (the “Company”), and Raymond Pedersen (the “Seller”), an individual citizen of Canada related to his ownership of Slate Consulting K.K. (“Slate”), a corporation registered and existing under the laws of Japan.

WHEREAS, pursuant to the Share Exchange Agreement, dated as of August 24, 2007, the Company will acquire 40,500 ordinary shares of Slate (the “Slate Ordinary Shares”) which Slate Ordinary Shares equal to 20.25% of the outstanding equity interests of Slate on a fully-diluted basis, and Slate will acquire 3,600,000 shares of the Company’s common stock, par value US$.001 per share (the “IAO Common Stock”); and

NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

1.     Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

A.  “Affiliate” of a Person means any stockholder, partner, member or other equity owner of such Person or any other Person directly or indirectly controlling, controlled by or under common control with such Person.

B.  “Days” means calendar days.

C.  “Offered Price” means the bona fide cash price or other consideration for which the Seller proposes to Transfer the IA Common Stock or the Company proposes to Transfer the Slate Ordinary Shares.

D.  “Offered Stock” means all the common stock proposed to be Transferred by the Seller or the Company.

E.  “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

F.  “Right of First Refusal” means the right of first refusal provided to the Company in Section 2 of this Agreement or Seller in Section 3 of this Agreement.

G.  “Transfer” means and includes any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

(1) any transfers of common stock by Seller to Seller’s family, or to a trust or trusts for the exclusive benefit of Seller or Seller’s family; provided, that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was the Seller;

(2) any bona fide gift, provided that Seller shall inform the Company of such gift prior to effecting it and provided that the pledgee, transferee or donee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was the Seller;

(3) by operation of law;

(4) any transfer by the Company or the Seller to any of their Affiliates; or

(5) any transfer to the Company or the Seller pursuant to the terms of this Agreement.

2.     Company’s Right of First Refusal.

A.        Exercise by the Company. The Company has the Right of First Refusal to purchase all or any part of the IAO Common Stock, if the Company gives written notice of the exercise of such right to the Seller within 30 days (the “Company Refusal Period”) after the last date on which the Notice of Transfer, a form of which is attached hereto as Exhibit A (“IAO Common Stock Transfer Notice”) is, pursuant to Section 5(A) hereof, deemed to have been delivered by Seller to the Company. Within five (5) days after the expiration of the Company Refusal Period (the “Company Confirmation Notice Period”), the Seller will give written notice to the Company specifying the number of shares of Offered Stock purchased by the Company (the “Company Confirmation Notice”). The Company Confirmation Notice shall also specify the number of shares not purchased, if any, under this section.

B.        Purchase Price. The purchase price for the Offered Stock to be purchased by the Company exercising its Right of First Refusal under this Agreement will be the Offered Price, and will be payable as set forth in Section 2(C) hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the Company and the Seller, absent fraud or error.

C.        Payment. Payment of the purchase price for the Offered Stock purchased by the Company exercising its Right of First Refusal will be made within ten (10) days after the end of the Company Confirmation Notice Period. Payment of the purchase price will be made, at the option of the Company, (i) in cash (by check), (ii) by cancellation of all or a portion of any outstanding indebtedness of the Seller to the Company, or (iii) by any combination of the foregoing.

D.        Rights as a Shareholder. If the Company exercises its Right of First Refusal to purchase the Offered Stock, then, upon the date that the notice of such exercise by the Company is deemed delivered to the Seller pursuant to this Section 2, the Seller will have no further rights as a holder of the Offered Stock, except the right to receive payment for the Offered Stock from the Company, as the case may be, in accordance with the terms of this Agreement, and the Seller will forthwith cause all certificate(s) evidencing such Offered Stock to be surrendered for Transfer to the Company.

E.        Seller’s Right To Transfer. If the Company has not elected to purchase all or any portion of the Offered Stock, then, with respect to that portion of Offered Stock that will not be purchased by the Company pursuant to Section 2 hereof, the Right of First Refusal shall not apply to such Transfer, and the Seller may Transfer such portion of the Offered Stock, which the Company has not elected to purchase to any person named as a purchaser or other Transferee in the IAO Common Stock Transfer Notice, at the Offered Price or at a higher price; provided further that such Transfer (i) is consummated within 60 days after the end of the Company Confirmation Notice Period, (ii) is on terms no more favorable than the terms proposed in the IAO Common Stock Transfer Notice, and (iii) is in accordance with all the terms of this Agreement. If the Offered Stock is not so Transferred during such 60 day period, then the Seller may not Transfer any of such Offered Stock without complying again in full with the provisions of this Agreement.

3.     Seller’s Right of First Refusal.

A.        Exercise by the Seller. Seller has the Right of First Refusal to purchase all or any part of the Slate Ordinary Shares, if the Seller gives written notice of the exercise of such right to the Seller within 30 days (the “Seller Refusal Period”) after the last date on which the Notice of Transfer, a form of which is attached hereto as Exhibit B (“Slate Ordinary Shares Transfer Notice”) is, pursuant to Section 5(A) hereof, deemed to have been delivered to Seller by the Company. Within five (5) days after the expiration of Seller Refusal Period (the “Seller Confirmation Notice Period”), the Seller will give written notice to the Company specifying the number of shares of Offered Stock purchased by the Company (the “Seller Confirmation Notice”). The Seller Confirmation Notice shall also specify the number of shares not purchased, if any, under this section.

B.        Purchase Price. The purchase price for the Offered Stock to be purchased by Seller exercising its Right of First Refusal under this Agreement will be the Offered Price, and will be payable as set forth in Section 3(C) hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of Slate in good faith, which determination will be binding upon Company and the Seller, absent fraud or error.

C.        Payment. Payment of the purchase price for the Offered Stock purchased by the Seller exercising its Right of First Refusal will be made within ten (10) days after the end of the Seller Confirmation Notice Period. Payment of the purchase price will be made, at the option of Seller, (i) in cash (by check), (ii) by cancellation of all or a portion of any outstanding indebtedness of the Company to the Seller, as the case may be, or (iii) by any combination of the foregoing.

D.        Rights as a Shareholder. If Seller exercises its Right of First Refusal to purchase the Offered Stock, then, upon the date that the notice of such exercise by Seller is deemed delivered to the Company pursuant to this Section 3, the Company will have no further rights as a holder of the Offered Stock, except the right to receive payment for the Offered Stock from Seller, as the case may be, in accordance with the terms of this Agreement, and the Seller will forthwith cause all certificate(s) evidencing such Offered Stock to be surrendered for Transfer to Seller.

E.        Seller’s Right To Transfer. If Seller has not elected to purchase all or any portion of the Offered Stock, then, with respect to that portion of Offered Stock that will not be purchased by Seller pursuant to Section 3 hereof, the Right of First Refusal shall not apply to such Transfer, and the Company may Transfer such portion of the Offered Stock, which Seller has not elected to purchase to any person named as a purchaser or other Transferee in the Slate Ordinary Shares Transfer Notice, at the Offered Price or at a higher price; provided further that such Transfer (i) is consummated within 60 days after the end of the Seller Confirmation Notice Period, (ii) is on terms no more favorable than the terms proposed in the Slate Ordinary Shares Transfer Notice, and (iii) is in accordance with all the terms of this Agreement. If the Offered Stock is not so Transferred during such 60 day period, then the Company may not Transfer any of such Offered Stock without complying again in full with the provisions of this Agreement.

4.     Termination and Waiver.

A.        Termination. The Company’s and Seller’s Right of First Refusal will terminate upon the earliest to occur of (i) the date on which this Agreement is terminated by a writing executed by the Company and the Seller, (ii) the dissolution of the Company or Slate, or (iii) immediately prior to the effective date of a consolidation or merger with or into another corporation as a result of which the shareholders of the Company or Slate will own less than 50% of the outstanding stock of such surviving corporation.

B.        Waiver. Any waiver by a party of its rights hereunder will be effective only if evidenced by a written instrument executed by such party.

5.     Miscellaneous Provisions.

A.        Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

If to the Company:	IA Global, Inc.

101 California St Ste 2455

San Francisco, CA 94111

Fax:

If to the Seller:	Ray Pedersen

Slate Consulting K.K.

5F, 8-5-8 Akasaka, Minato-ku

Tokyo, Japan 107-0052

Fax: 011-81-3-4496-4488

B.        Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by a party without the prior written consent of the other party. Any attempt by the Company or Seller without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

C.        Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

D.        Further Assurances. Each party hereby agrees to execute and deliver all such further instruments and documents and take all such other actions as the other party may reasonably request in order to carry out the intent and purposes of this Agreement.

E.        Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner with regard to the subjects hereof by any warranties, representations or covenants except as specifically set forth herein.

F.        Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement is executed of the date first written above.

THE COMPANY:

IA Global, Inc.

By: /s/ Derek Schneideman

Name: Derek Schneideman

Title: Chief Executive Officer

The Seller:

Ray Pedersen

By: /s/ Ray Pedersen

Ray Pedersen

Slate Consulting K.K.

By: /s/ Ray Pedersen

Name: Ray Pedersen

Title: Chief Executive Officer

Exhibit A

IAO COMMON STOCK

NOTICE OF SHARE TRANSFER

I, ____________, wish to transfer ____________ shares of IA Global, Inc. common stock (the “Shares”) pursuant to a (please check one): sale (  ) other (  ) (please describe) ___________________________________

______________________________________________________________________________________.

I propose to transfer the Shares to the following entities and individuals:

1. Proposed Transferee #1 [Address] [Phone Number]	[amount, type and price of shares]
2. Proposed Transferee #2 [Address] [Phone Number]	[amount, type and price of shares]
3. Proposed Transferee #3 [Address] [Phone Number]	[amount, type and price of shares]

The cash consideration for the Shares totals $________. The fair market value of the non-cash consideration for the shares, if any, as of the date of this Notice totals $________. The non-cash consideration consists of (please describe in reasonable detail): __________________________________________________

_____________________________________________________________________________________.

Pursuant to the Right of First Refusal Agreement, dated as of August ____, 2007, I write to inform you of your Right of First Refusal with respect to the Shares. If you choose to do so, you may exercise one (but not both) of these rights with respect to the Shares by returning this Notice to me, at the address below. If you decline your right to do so, you need not return anything.

I exercise my Right of First Refusal	☐

I wish to (circle one, not both) buy / sell ________ shares of ________ stock.

WE MUST RECEIVE YOUR NOTICE BY _____________________

Exhibit B

SLATE ORDINARY SHARES

NOTICE OF SHARE TRANSFER

I, ____________, wish to transfer ____________ shares of Slate Corporation common stock (the “Shares”) pursuant to a (please check one): sale (  ) other (  ) (please describe) _________________________

_____________________________________________________________________________________.

I propose to transfer the Shares to the following entities and individuals:

1. Proposed Transferee #1 [Address] [Phone Number]	[amount, type and price of shares]
2. Proposed Transferee #2 [Address] [Phone Number]	[amount, type and price of shares]
3. Proposed Transferee #3 [Address] [Phone Number]	[amount, type and price of shares]

The cash consideration for the Shares totals $________. The fair market value of the non-cash consideration for the shares, if any, as of the date of this Notice totals $________. The non-cash consideration consists of (please describe in reasonable detail): ________________________________________________

_____________________________________________________________________________________.

Pursuant to the Right of First Refusal Agreement, dated as of August ____, 2007, I write to inform you of your Right of First Refusal with respect to the Shares. If you choose to do so, you may exercise one (but not both) of these rights with respect to the Shares by returning this Notice to me, at the address below. If you decline your right to do so, you need not return anything.

I exercise my Right of First Refusal	☐

I wish to (circle one, not both) buy / sell ________ shares of ________ stock.

WE MUST RECEIVE YOUR NOTICE BY _____________________